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                                                                      Exhibit 21

                          SUBSIDIARIES OF THE COMPANY

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                                                           JURISDICTION OF                   PERCENTAGE
                NAME OF SUBSIDIARY                         INCORPORATION                        OWNED
AHT, Inc.                                                     Pennsylvania                       100
CMC (Australia) Pty., Limited                                 Australia                          100
CMC Concrete Accessories, Inc.                                Texas                              100
CMC (Europe) AG                                               Switzerland                        100
CMC Fareast Limited                                           Hong Kong                          100
CMC (International) AG                                        Switzerland                        100
CMC International (S.E. Asia) Pte., Limited                   Singapore                          100
CMC Oil Company                                               Texas                              100
CMC Receivables, Inc.                                         Delaware                           100
CMC Steel Holding Company                                     Delaware                           100
CMC Steel Fabricators, Inc.                                   Texas                              100
CMC Steel IPH Company                                         Delaware                           100
CMC Trinec Stahlhandel GmbH                                   Germany                             50
CMC (UK) Limited                                              England                            100
Coil Steel (Aust) Pty Limited                                 Australia                          100
Coil Steels Group Pty Limited                                 Australia                          100
Coil Steels Properties Pty Limited                            Australia                          100
Coil Steels (Qld) Pty Limited                                 Australia                          100
Coil Steels Trading Pty Limited                               Australia                          100
Cometals China, Inc.                                          Texas                              100
Cometals Far East, Inc.                                       Texas                              100
Cometals (Tianjin) International Trade Co., Limited           China                              100
Commercial Metals - Austin, Inc.                              Texas                              100
Commercial Metals Deutschland GmbH                            Germany                            100
Commercial Metals (International) AG                          Switzerland                        100
Commercial Metals Overseas Export (FSC) Corp.                 US Virgin Islands                  100
Commercial Metals SF/JV Company                               Tennessee                          100
Construction Materials, Inc.                                  Louisiana                          100
Europickling S.A.                                             Belgium                             24
Howell Metal Company                                          Virginia                           100
Melbourne Slitting Company Pty. Ltd.                          Australia                          100
Owen Electric Steel Company of South Carolina                 South Carolina                     100
Owen Industrial Products, Inc.                                South Carolina                     100
Owen Joist Corporation                                        South Carolina                     100
Owen Joist of Florida, Inc.                                   Florida                            100
Owen of Georgia, Inc.                                         Georgia                            100
Perth Steels Pty. Limited                                     Australia                          100
Pyrosteel Pty., Ltd.                                          Australia                           50
Queensland Slitting Company Pty Limited                       Australia                          100
Regency Advertising Agency, Inc.                              Texas                              100
SMI-Owen Steel Company, Inc.                                  South Carolina                     100
SMI Rebar Coating JV, Inc.                                    North Carolina                     100
SMI Steel Fabricators of Florida Inc.                         Florida                            100
SMI Steel Fabricators of North Carolina Inc.                  North Carolina                     100
SMI Steel Inc.                                                Alabama                            100
Sydney Slitting Company Pty Limited                           Australia                          100
Steel Products de Mexico, S.A. de C.V.                        Mexico                              99
Structural Metals, Inc.                                       Texas                              100
Trinec CMC UK Ltd.                                            United Kingdom                      50
Trinecke Zelezamy a. s.                                       Czech Republic                      11
Zenith Finance and Construction Company                       Texas                              100
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